Exhibit 10(iii)A(2)

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ACUITY BRANDS, INC.
Amended and Restated 2012 Omnibus Stock Incentive Compensation Plan

Restricted Stock Unit Notification and Award Agreement for Non-U.S. Grantees

Grantee: Grant Type: Grant ID: Grant Date: Award Amount: Vest Schedule: Grantee Level: Accept By Date:	/$ParticipantName$/ /$GrantType$/ /$GrantID$/ /$GrantDate$/ /$AwardsGranted$/ /$VestingDescription$/ /$UserCode2$/ /$AcceptByDate$/

GRANT OF RESTRICTED STOCK UNITS

WHEREAS, Acuity Brands, Inc., including its subsidiaries and other affiliates (the “Company”) maintains the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan (the “Plan”), under which the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authority to make awards of restricted units of the Company’s common stock to select employees and members of the Board of Directors of the Company and its Subsidiaries; and

WHEREAS, the Committee has determined that it is in the best interest of the Company and its stockholders to grant this restricted stock unit award provided herein (the “Restricted Stock Unit Award”) to the non-U.S. Grantee identified above, such grant to be subject to the terms and conditions set forth in the Plan and this Restricted Stock Unit Notification and Award Agreement for Non-U.S. Grantees, together with its exhibits (“Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.
Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s legal representative with respect to any questions arising under the Plan or this Agreement.

2.
Grant of Restricted Stock Unit Award. The Committee, on behalf of the Company, hereby grants to the Grantee, effective as of the Grant Date, RSUs equal to the Award Amount set forth above, on the terms and conditions set forth in this Agreement, including the specific vesting requirements set forth in the preamble, and as otherwise provided in the Plan.

3.	Terms and Conditions.

(a)    Restrictions

i.
This award of RSUs is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of this Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, the award of RSUs may be cancelled by the Committee.

Exhibit 10(iii)A(2)

ii.
Except for death, Disability or Change in Control, as defined in the Plan and as set forth below, if Grantee remains employed by the Company, a Subsidiary or Affiliate, the RSUs shall vest pursuant to the schedule set forth above. For purposes of this Agreement, providing active services as an Employee or as a member of the Board of Directors of the Company shall be considered employment.

iii.
If prior to the date on which the RSUs vest and the restrictions with respect to the RSUs lapse (the “Vesting Date”), (i) Grantee dies while actively employed by the Company, or (ii) Grantee has his or her employment terminated by reason of Disability, any RSUs shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability. The Company shall transfer the Shares to be issued upon the vesting of the RSUs as a result of Grantee’s death or Disability, free and clear of any restrictions imposed by this Agreement (except for Section 3(a)(viii)) to Grantee (or, in the event of death, to Grantee’s heirs, subject to the applicable laws of descent and distribution) as soon as practical after his or her date of death or termination for Disability.

iv.
Except for death or Disability as provided above, or except as otherwise provided in a severance agreement with Grantee, if Grantee terminates his or her employment or if the Company or if different, the Subsidiary or Affiliate employing the Grantee (the “Employer”) terminates Grantee prior to the Vesting Date (even in the case of unfair dismissal and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Grantee is employed or the terms of Grantee’s employment agreement, if any) the Grantee expressly acknowledges that the RSUs shall cease to vest further, the unvested RSUs shall be immediately forfeited, and Grantee shall only be entitled to the Shares issued as a result of RSUs that had vested prior to the date of termination.  “Date of Termination” means the last day of active employment of the Grantee with the Employer.  For greater certainty, the Date of Termination of the Grantee shall be deemed to be the date on which the notice of termination of employment provided is stated to be effective (in the case of alleged constructive dismissal the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any notice or other period following such date during which the Grantee is in receipt of, or eligible to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice or severance pay. The Board or the Committee shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of the RSU grant (including whether Grantee may still be considered to be providing services while on a leave of absence).

v.
No Shares shall be issued to Grantee prior to the Vesting Date. After any RSUs vest, and subject to the Company’s Incentive-Based Compensation Recoupment Policy (described below), the Company shall promptly cause Shares to be issued to an unrestricted account in the name of the Grantee as soon as practical after each Vesting Date, in payment of such vested RSUs. In addition, the Company will cause to be paid in cash the Dividend Equivalents (described below) attributed to the Shares issued as a result of the vesting of the RSUs, as soon as practical after the Vesting Date.

vi.
In exchange for receipt of consideration in the form of the RSU award pursuant to this Agreement and other good and valuable consideration, Grantee agrees that he/she shall comply with the confidentiality, inventions, non-solicitation and non-competition provisions attached hereto as Exhibit C.

vii.
Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to the Vesting Date, all RSUs shall become fully vested and nonforfeitable as of the date of the Change in Control. The Company shall transfer the Shares to be issued upon the vesting of the RSUs pursuant to this provision to an unrestricted account in the name of the Grantee as soon as practical after the date of the Change in Control.

Exhibit 10(iii)A(2)

viii.
All awards of RSUs designated as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), whether unvested or vested, shall be subject to the Company`s Incentive-Based Compensation Recoupment Policy (the “Recoupment Policy”), such that any award that was made to a Grantee, who is deemed a “Covered Employee” under the Recoupment Policy, within the three (3) year period preceding the date on which the Company announces that it will prepare an accounting restatement under the Recoupment Policy shall be subject to deduction, clawback or forfeiture, as applicable.

ix.	The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the Vesting Date.

(b)    Stock; Dividends; Voting

i.
The RSUs granted pursuant to this Agreement do not and shall not entitle the Grantee to any rights of a shareholder of the Company’s Common Stock. The rights of the Grantee with respect to the RSUs shall remain forfeitable at all times prior to the Vesting Date.

ii.
During the period that the Grantee holds RSUs granted pursuant to this Agreement, the Company shall credit to a non-interest bearing account on its books for Grantee, on each date that the Company pays a cash dividend to holders of its Common Stock, an amount equal to the United States (“U.S.”) Dollar amount paid per Share of the Company’s Common Stock that is subject to this Agreement and that has not vested (the “Dividend Equivalents”). The Company will cause to be paid in cash the Dividend Equivalents attributed to the RSUs as soon as practical after each Vesting Date. The Dividend Equivalents credited to Grantee’s non-interest bearing account shall be forfeited in the event that the RSUs are forfeited.

iii.
In the event of a Share Change (as defined in the Plan), the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Share Change, provided that any such additional Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

iv.
Grantee represents and warrants that he or she is acquiring the RSUs for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the RSUs may not be registered under U.S. federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of RSUs, the Company is not undertaking any obligation to register the Shares under any federal or state securities laws.

(c)    Nature of Grant. In accepting the grant, Grantee acknowledges, understands and agree that:

i.
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

ii.
the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

iii.	all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

iv.	the RSU grant and Grantee’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or services contract with the Company and shall

Exhibit 10(iii)A(2)

not interfere with the ability of the Employer to terminate Grantee’s employment or service relationship (if any);

v.	Grantee is voluntarily participating in the Plan;

vi.	the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;

vii.
the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

viii.	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

ix.
no claim or entitlement to compensation or damages shall arise from any loss of any right or benefit, or prospective right or benefit, including the forfeiture of RSUs resulting from the termination of Grantee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Grantee is employed or the terms of Grantee’s employment agreement, if any), and in consideration of the grant of RSUs, Grantee agrees not to institute any claim against the Company;

x.
unless otherwise agreed with the Company, the RSUs and Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Grantee may provide as a director of a Subsidiary of the Company; and

xi.
the Company shall not be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the U.S. Dollar that may affect the value of the RSUs or of any amounts due to Grantee pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

(d)    Responsibility for Taxes.

i.
Grantee acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee (“Tax-Related Items”), is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or the Dividend Equivalents, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt or payment of any dividends and/or any Dividend Equivalents and (2) do not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs or the Dividend Equivalents to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, Grantee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

ii.	Prior to any relevant taxable or tax withholding event, as applicable, Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

iii.
In this regard, Grantee authorizes the Company, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

Exhibit 10(iii)A(2)

1.	withholding from Grantee’s wages or other cash compensation paid to Grantee by the Company and/or the Employer; or

2.
withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization); or

3.
withholding in Shares to be issued upon settlement of the RSU, provided, that if Grantee is a Section 16 officer under the Exchange Act, then the Committee shall establish the method of withholding from alternatives (1)-(3) herein, and, if the Committee does not exercise its discretion prior to the Tax-Related Items withholding event, then Grantee shall be entitled to elect the method of withholding from the alternatives above.

iv.
Depending on the withholding method and subject to Section 17.2 of the Plan, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Grantee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

v.
Finally, Grantee agrees to pay to the Company or the Employer, including through withholding from Grantee’s wages or other cash compensation paid to Grantee by the Company and/or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Grantee fails to comply with Grantee’s obligations in connection with the Tax-Related Items.

vi.
Notwithstanding anything in this Section 3(d) to the contrary, for U.S. taxpayer Grantees, to avoid a prohibited acceleration under Code Section 409A, if Shares subject to RSUs will be withheld (or sold on Grantee’s behalf) to satisfy any-Tax Related Items arising prior to the date of settlement of the RSUs for any portion of the RSUs that is considered nonqualified deferred compensation subject to Code Section 409A, then the number of Shares withheld (or sold on Grantee’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items.

(e)    Data Privacy.

Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Company and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee understands that the Company may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address, email address, telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Grantee understands that Data will be transferred to Bank of America Merrill Lynch (“Merrill Lynch”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the

Exhibit 10(iii)A(2)

Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Grantee authorizes the Company, Merrill Lynch and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her employment status will not be adversely affected; the only consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant RSUs or other equity awards to Grantee or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

(f)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares of Common Stock. Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(g)    Governing Law and Venue. Except with respect to Exhibit C, the RSU grant and the provisions of this Agreement and the validity, interpretation, construction and performance of same shall be governed by, and subject to, the laws of the State of Delaware, without regard to its conflict of law provisions. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the RSUs or this Agreement, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

(h)    Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Grantee’s country. Moreover, if Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

(i)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(j)    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Exhibit 10(iii)A(2)

(k)    Waiver. Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Grantee.

(l)    Language. If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(m)    Pronouns; Including. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”

(n)    Successors in Interest. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.

(o)    Interpretation. The Committee shall have the sole and absolute authority with respect to the interpretation, construction, or application of this Agreement. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

(p)    Integration. This Agreement, along with any Exhibit hereto, encompasses the entire agreement of the parties related to the subject matter of this Agreement, and supersedes all previous understandings and agreements between them, whether oral or written, except as otherwise described specifically in Exhibit C.  The parties hereby acknowledge and represent, that they have not relied on any representation, assertion, guarantee, warranty, collateral contract or other assurance, except those set out in this Agreement, made by or on behalf of any other party or any other person or entity whatsoever, prior to the execution of this Agreement.

(q)    Grantee Bound by the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan and agrees to be bound by all the terms and provisions thereof.

(r)    Insider Trading/Market Abuse Restrictions. Depending on Grantee’s country, Grantee may be subject to insider trading restriction and/or market abuse laws, which may affect Grantee’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws in Grantee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee is responsible for ensuring Grantee’s own compliance with any applicable restrictions and is advised to speak with his or her personal legal advisor on this matter.

(s) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company. By Grantee’s electronic signature and the electronic signature of the Company’s representative, Grantee and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan and this Agreement.

Exhibit 10(iii)A(2)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Vernon J Nagel
Chairman, President and CEO

C. Dan Smith
SVP, Treasurer and Secretary

PLEASE RETAIN THIS AGREEMENT AND ALL EXHIBITS FOR YOUR RECORDS.

Exhibit 10(iii)A(2)

EXHIBIT A

SPECIAL TERMS AND CONDITIONS FOR GRANTEES OUTSIDE THE U.S.

This Appendix includes additional country-specific terms and conditions that apply to Grantees residing in the countries listed below. This Appendix is part of the Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

The information is based on the securities and other laws in effect in the respective countries as of August 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date when the Grantee vests in the RSUs or Shares acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to his or her situation.

Finally, if the Grantee is a citizen or resident of a country other than the one in which he or she is currently working or the Grantee transfers employment or residency after the Grant Date, or if the Grantee is considered resident of another country for local law purposes, then the provisions contained herein may not be applicable to the Grantee. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

CANADA

Sale of Shares.

The Grantee acknowledges that he or she is permitted to sell the Shares acquired under the Plan through Bank of America Merrill Lynch or other such stock plan service provider as may be selected by the Company in the future, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.

Consent to Receive Information in English for Quebec Employees.

The Grantee acknowledges that it is the express wish of the parties that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.

Le participant reconnaît que c’est son souhait exprès d’avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Authorization to Release and Transfer Necessary Personal Information for Quebec Employees.

The following provision supplements Section 3(e) of the Agreement:

The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, any Subsidiary or Affiliate to disclose and discuss the Plan with their advisors. The Grantee further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Grantee’s employee file.

Exhibit 10(iii)A(2)

Foreign Asset/Account Reporting Notice.

Canadian residents may be required to report foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes Shares acquired under the Plan and may include the RSUs, and their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the Canadian resident owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares. The Form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements.

Acknowledgement and Direction for Certain Employees in Canada.

The Grantee acknowledges that: (1) Grantee has received this Award under the terms of the Plan; (2) upon the vesting of the Award under the Plan, shares purchased on the open market will be delivered to the Grantee; and (3) a remittance of cash in satisfaction of withholding requirements under the Canadian Income Tax Act will be made so that only a net number of shares, less the amount necessary to cover the tax withholding, will be delivered to the Grantee upon the vesting of the Award. The Grantee directs that (1) the Company engage the services of a broker licensed to transact in its shares (the “Broker”) and that it do so as Grantee’s agent and on Grantee’s behalf for the express purpose of acquiring and delivering to the Grantee shares that have vested under the Award pursuant to this authorization; and (2) the Company provide whatever instructions are necessary to the Broker in order to ensure that shares are delivered to Grantee’s account maintained by Merrill Lynch in connection with the operation of the Plan.

FRANCE

Consent to Receive Information in English.

By accepting the grant of the RSUs, the Grantee confirms having read and understood the Plan and the Agreement, which were provided in English language. The Grantee accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

Foreign Asset/Account Reporting Notice.

French residents may hold Shares outside France, provided that they declare all foreign accounts, whether open, current or closed, on their annual income tax return. Failure to comply could trigger significant penalties.

MEXICO

Terms and Conditions

Labor Law Policy and Acknowledgment. By participating in the Plan, Grantee expressly recognizes that Acuity Brands Inc., with registered offices at 1170 Peachtree Street, NE Suite 2300, Atlanta, GA 30309, U.S., is solely responsible for the administration of the Plan and that Grantee’s participation in the Plan and acquisition of Shares does not constitute a relationship as an Employee with the Company since Grantee is participating in the Plan on a wholly commercial basis and the sole Employer is a Subsidiary or Affiliate of the Company (“Acuity-Mexico”). Based on the foregoing, Grantee expressly recognizes that the Plan and the benefits that he may derive from participation in the Plan do not establish any rights between Grantee and the Employer, Acuity-Mexico, and do not form part of the employment conditions and/or benefits provided by Acuity-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Grantee’s relationship as an Employee.

Exhibit 10(iii)A(2)

Grantee further understands that Grantee’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company. Therefore, the Company reserves the absolute right to amend and/or discontinue Grantee’s participation at any time without any liability to Grantee.

Finally, Grantee hereby declares that Grantee does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Grantee therefore grants a full and broad release to the Company, the Employer, its Subsidiaries and Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Ley Laboral y Reconocimiento. Participando en el Plan, el Participante reconoce expresamente que Acuity Brands Inc., con oficinas registradas en 1170 Peachtree Street, NE Suite 2300, Atlanta, GA 30309, U.S., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la compra de acciones bursátiles no constituye de ninguna manera una relación laboral entre Usted y la Compañía dado que su participación en el Plan deriva únicamente de una relación comercial y que su único empleador es una Subsidiaria o Afiliada del la Compañía (“Acuity-Mexico”). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y el empleador, Acuity-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Acuity-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de su trabajo.

Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía. Por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad ante el Participante.

Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a la Compañía, el Empleador, sus Subsidiarias y Afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NETHERLANDS

No special provisions.

SPAIN

No Entitlement for Claims or Compensation.
The following provisions supplement Section 3(a) and Section 3(c) of the Agreement:

The Grantee understands and agrees that, as a condition of the grant of the RSUs, the termination of the Grantee’s status as an Employee prior to the Vesting Date will automatically result in the loss of the unvested RSUs that may have been granted to the Grantee, except in the event of the Employee’s death or Disability. In particular, the Grantee understands and agrees that any unvested RSUs shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of status as an Employee, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Exhibit 10(iii)A(2)

The Grantee understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be Employees or Directors throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any Subsidiary or Affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, the Grantee understands that the RSUs are granted on the assumption and condition that the RSUs shall not become part of any employment contract (whether with the Company or any Subsidiary or Affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of RSUs, which is gratuitous and discretionary, since the future value of the RSUs and the underlying Shares is unknown and unpredictable. The Grantee also understands that the grant of RSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, the Grantee understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the RSUs and any right to the underlying Shares shall be null and void.

Securities Law Notice.

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of RSUs. The Agreement, the Appendix and the Plan have not been registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) and do not constitute a public offering prospectus.

Exchange Control Notice.

Spanish taxpayers must declare the acquisition, ownership and disposition of Shares in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares acquired or disposed of during the prior year and/or for Shares owned as of December 31 of the prior year; however, if the value of the Shares acquired under the Plan and/or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, Spanish taxpayers may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. This reporting requirement will apply if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, a report is required on all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, the report is required on an annual basis (by January 20 of each year); however, if the balances in Grantee ‘s foreign accounts together with value of foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required.

Foreign Asset/Account Reporting Notice.

Spanish residents are required to report rights or assets deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of such Shares or Dividend Equivalent payments) as of December 31 of each year, if the value of such rights or assets exceeds €50,000 per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. If reporting is required, the report must be filed on form 720 by March 31 following the end of the relevant year.

Exhibit 10(iii)A(2)

UNITED KINGDOM

Form of Settlement.

RSUs granted to Employee residents in the United Kingdom (“U.K.”) shall be paid in Shares only.

Tax Withholding Obligations.

The following supplements Section 3(d) of the Agreement:

The Grantee shall pay to the Company or the Employer any amount of income tax that the Company or the Employer may be required to account to HM Revenue and Customs (“HMRC”) with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in Section 3(d) of the Agreement. If payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which the Taxable Event occurs or such other period as required under U.K. law (the “Due Date”), the Grantee agrees that the amount of any uncollected income tax shall constitute a loan owed by the Grantee to the Employer, effective on the Due Date. The Grantee agrees that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 3(d) of the Agreement. If the Grantee fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares acquired under the Plan.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934), the Grantee shall not be eligible for a loan from the Company to cover income tax. In the event that the Grantee is a director or executive officer and income tax is not collected from or paid by the Grantee by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit which the Company or the Employer may recover from the Grantee any time thereafter by any of the means referred to in Section 3(d) of the Agreement.

Exhibit 10(iii)A(2)

EXHIBIT B

SHARE OWNERSHIP AND RETENTION REQUIREMENT

It is the Company’s belief and expectation that executives should own a reasonable amount of Company stock to further align their interests with those of our shareholders. Accordingly, you are expected to adhere to share ownership and share retention requirements in connection with awards under the Plan.

The share ownership requirement is stated as a multiple of your base salary and mandates that you own a number of shares with a value equal to the applicable multiple of your base salary.  The share retention requirement is stated as a percentage of shares acquired under the Plan that must be retained, net of the cost of exercising shares and/or the taxes associated with the shares.  You have until four years from first becoming subject to the requirements to satisfy your share ownership requirement.  However, if you do not currently satisfy the share ownership requirement, you are subject to the share retention requirement.

Your share ownership and retention requirements are set forth below based on the Grantee Level stated on the first page of this Agreement.

Grantee Level	Ownership Multiple of Annual Base Salary	Retention Requirement Percentage
0	4	50%
1	3	40%
2	2	35%
3	1	30%
4 or 5	0.5	20%
6 or 7	0	0%

Your ownership multiple is multiplied by your annual base salary and your share retention requirement is the percent of net shares acquired through the Plan (exercise of stock options or receipt of Shares).  Your RSUs count toward satisfying your share ownership requirement beginning at the Grant Date.

Exhibit 10(iii)A(2)

EXHIBIT C

CONFIDENTIALITY, INVENTIONS, NON-SOLICITATION
AND NON-COMPETITION PROVISIONS

1.    Definitions.

(a)    “Confidential Information” “Confidential Information” means the following:

i.
data and information relating to the Company’s Business (as defined herein); which is disclosed to Grantee or of which Grantee became aware of as a consequence of Grantee’s relationship with the Company; has value to the Company; is not generally known to the competitors of the Company; and which includes trade secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data, and similar information. For purposes of the Confidentiality, Inventions, Non-Solicitation and Non-Competition Provisions (the “Confidentiality Provisions”), subject to the foregoing, and according to terminology commonly used by the Company, the Company’s Confidential Information shall include, but not be limited to, information pertaining to: (1) business opportunities; (2) data and compilations of data relating to the Company’s Business; (3) compilations of information about, and communications and agreements with, customers and potential customers of the Company; (4) computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by Grantee in furtherance of Grantee’s duties with the Company; (5) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (6) compilations of information about the Company’s employees and independent contracting consultants; (7) the Company’s financial information, including, without limitation, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (8) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (9) the Company’s marketing strategies and compilations of marketing data; (10) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s Business; (11) any information concerning services requested and services performed on behalf of customers of the Company, including planned products or services; and (12) the Company’s research and development records and data.  Confidential Information also includes any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential.

ii.	Confidential Information shall not include:

(A)	Information generally available to the public other than as a result of improper disclosure by Grantee;

(B)
Information that becomes available to Grantee from a source other than the Company (provided Grantee has no knowledge that such information was obtained from a source in breach of a duty to the Company);

(C)	Information disclosed pursuant to law, regulations or pursuant to a subpoena, court order or legal process; and/or

(D)	Information obtained in filings with the Securities and Exchange Commission.

(b)    “Trade Secrets” has the meaning set forth under Georgia law, O.C.G.A. §§ 10-1-760, et seq.

Exhibit 10(iii)A(2)

(c)
“Customers” means those entities and/or individuals which, within the two-year period preceding the Date of Termination (as that term is defined in Restricted Stock Unit Agreement): (i) Grantee had material contact on behalf of the Company; (ii) about whom Grantee acquired, directly or indirectly, Confidential Information or Trade Secrets as a result of his/her employment with the Company; and/or (iii) Grantee exercised oversight or responsibility of subordinates who engaged in Material Contact on behalf of the Company.  Additionally, “Customers” references only those entities and/or individuals with whom the Company currently has a business relationship, or with whom it expended resources to have or resume the same during the two-year period referenced herein.

(d)	“Company” means Acuity Brands, Inc., along with its Subsidiaries or other Affiliates.

(e)
“Company’s Business” means the design, manufacture, installation, servicing, and/or sale of one or more of the following and any related products and/or services: lighting fixtures and systems; lighting control components and systems (including but not limited to dimmers, switches, relays, programmable lighting controllers, sensors, timers, and range extenders for lighting and energy management and other purposes); building management and/or control systems; commercial building lighting controls; intelligent building automation and energy management products, software and solutions; motorized shading and blind controls; building security and access control and monitoring for fire and life safety; emergency lighting fixtures and systems (including but not limited to exit signs, emergency light units, inverters, back-up power battery packs, and combinations thereof); battery powered and/or photovoltaic lighting fixtures; electric lighting track units; hardware for mounting and hanging electrical lighting fixtures; aluminum, steel and fiberglass fixture poles for electric lighting; light fixture lenses; sound and electromagnetic wave receivers and transmitters; flexible and modular wiring systems and components (namely, flexible branch circuits, attachment plugs, receptacles, connectors and fittings); LED drivers and other power supplies; daylighting systems including but not limited to prismatic skylighting and related controls; organic LED products and technology; medical and patient care lighting devices and systems; indoor positioning products and technology; software and hardware solutions that collect data about building and business operations and occupant activities via sensors and use that data to provide software services or data analytics; sensor based information networks; and any wired or wireless communications and monitoring hardware or software related to any of the above. This shall not include any product or service of the Company if the Company is no longer in the business of providing such product or service to its customers at the relevant time of enforcement.

(f)
“Employee Services” shall mean the duties and services of the type conducted, authorized, offered, or provided by Grantee in his/her capacity as an Employee on behalf of the Company within twelve (12) months prior to the Date of Termination.

(g)
“Territory” means the country in which Grantee is employed by the Company (the “Country”). Grantee acknowledges that the Company is licensed to do business in the Country and in fact does business in all states, territories, provinces and other parts of the Country. Grantee further acknowledges that the services she/he has performed on behalf of the Company are at a senior level and are not limited in their territorial scope to any particular city, state, or region, but instead affect the Company’s activity within the Country. Specifically, Grantee provides Employee Services on the Company’s behalf throughout the Country, meets with Company agents and distributors, develops products and/or contacts throughout the Country, and otherwise engages in his/her work on behalf of the Company on a national level.  Accordingly, Grantee agrees that these restrictions are reasonable and necessary to protect the Confidential Information, trade secrets, business relationships, and goodwill of the Company.

(h)
“Material Contact” shall have the meaning set forth in O.C.G.A. § 13-8-51(10), which includes contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the

Exhibit 10(iii)A(2)

Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the Date of Termination.

(i)	“Termination for Cause” or “Terminated for Cause” shall mean the involuntary termination of Grantee by the Company for the following reasons:

i.	If termination shall have been the result of an act or acts by Grantee which constitute an indictable offense, a felony or any crime involving dishonesty, theft, fraud or moral turpitude;

ii.	If termination shall have been the result of an act or acts by Grantee which are determined, in the good faith judgment of the Company, to be in violation of written policies of the Company;

iii.
If termination shall have been the result of an act or acts of dishonesty by Grantee resulting or intended to result directly or indirectly in gain or personal enrichment to Grantee at the expense of the Company;

iv.
Upon the willful and continued failure by Grantee to substantially perform the duties assigned to Grantee (other than any such failure resulting from incapacity due to mental or physical illness constituting a Disability), after a demand in writing for substantial performance of such duties is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Grantee has not substantially performed his or her duties; or

v.	If termination shall have been the result of the unauthorized disclosure by Grantee of the Company’s Confidential Information or violation of any other provision of the Confidentiality Provisions.

(j)
“Inventions” and “Works For Hire.” The term “Invention” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, and: (i) which relate directly to the Company’s Business, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time. The term “Works For Hire” (“Works”) means all documents, programs, software, creative works and other expressions and information in any tangible medium created, in whole or in part, by Grantee during the period of and relating to his/her employment with the Company, whether copyrightable or otherwise protectable, other than Inventions.

2.    Confidentiality, Inventions, Non-Solicitation and Non-Competition.

(a)
Purpose and Reasonableness of Provisions.  Grantee acknowledges that, during the term of his/her employment with the Company and after the Date of Termination, the Company has furnished and may continue to furnish to Grantee Trade Secrets and Confidential Information, which, if used by Grantee on behalf of, or disclosed to, a competitor of the Company or other person, could cause substantial detriment to the Company.  Moreover, the parties recognize that Grantee, during the term of his/her employment with the Company, has developed important relationships with customers, agents, and others having valuable business relationships with the Company, and that these relationships may continue to develop after the Date of Termination.  In view of the foregoing, Grantee acknowledges and agrees that the restrictive covenants contained in this Section 2 are reasonably necessary to protect the Company’s legitimate business interests, Confidential Information, and good will.

(b)
Trade Secrets and Confidential Information.  Grantee agrees that he/she shall protect the Company’s Trade Secrets (as defined in Section 1(b) above) and Confidential Information (as defined in Section 1(a) above) and shall not disclose to any person or entity, or otherwise use or disseminate, except in connection with the performance of his/her duties for the Company, any Trade Secrets or Confidential Information. However, Grantee may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Grantee will promptly notify the Company

Exhibit 10(iii)A(2)

of such order or subpoena to provide it an opportunity to protect its interests.  Grantee’s obligations under this Section 2(b) have applied throughout his/her active employment, shall continue after the Date of Termination, and shall survive any expiration or termination of the Confidentiality Provisions, so long as the information or material remains Confidential Information or a Trade Secret, as applicable.

Grantee further confirms that during his/her employment with the Company, including after the Date of Termination, he/she has not and will not offer, disclose or use on Grantee’s own behalf or on behalf of the Company, any information Grantee received prior to employment by the Company which was supplied to Grantee confidentially or which Grantee should reasonably know to be confidential.

Nothing in this section prohibits Grantee from reporting possible violations of law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of law or regulation.  Grantee does not need the prior authorization of the Company to make any such reports or disclosures, and Grantee is not required to notify the Company that Grantee has made such reports or disclosures.

(c)
Return of Property.  On or before the Date of Termination, Grantee agrees to deliver promptly to the Company all files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including all such data and documents in electronic form) of the Company, supplied to or created by him/her in connection with his/her employment hereunder (including all copies of the foregoing) in his/her possession or control, and all of the Company’s equipment and other materials in his/her possession or control.  Grantee further agrees and covenants not to retain any such property and to permanently delete such information residing in electronic format to the best of his/her ability and not to attempt to retrieve it.  Grantee’s obligations under this Section 2(c) shall survive any expiration or termination of the Confidentiality Provisions.

(d)
Inventions.  Grantee does hereby assign to the Company the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, during his/her employment with the Company, including after the Date of Termination. Grantee attests that he/she has disclosed (or promptly will disclose, if after the Date of Termination) to the Company all such Inventions. Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for any such Invention and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.

(e)	Non-Competition. In the event that Grantee,

i.	voluntarily resigns from the Company,

ii.	is Terminated for Cause (as defined above), or

iii.
declines to sign a Confidential Severance Agreement and Release offered by the Company in the event of a termination for any reason other than a Termination for Cause (including, for example, as a result of a position elimination).

Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not, directly or indirectly, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business.  Notwithstanding the foregoing, if the Company terminates Grantee’s employment for any reason other than a Termination for Cause (including, for example, as a result of a position elimination), and Grantee signs a Confidential Severance Agreement and Release offered by the Company, the period covered by this non-competition covenant will be reduced to either: (i) the time within which severance payments are scheduled to be paid to Grantee under such agreement, or (ii) if severance is paid to Grantee in a lump sum, the number of weeks of

Exhibit 10(iii)A(2)

Grantee’s then-current regular salary that are used to calculate such lump sum payment; provided, however, that the restrictive period calculated hereunder shall not, in any event, exceed twelve (12) months following the Date of Termination.

(f)
Non-Solicitation of Customers.  Grantee acknowledges and agrees that during his/her employment, and for twenty-four (24) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Paragraph 1(c) above) with whom he/she had Material Contact (as defined in 1(g) above) for the purpose of providing goods and/or services competitive with the Company’s Business.

(g)
Non-Solicitation of Employees and Agents.  Grantee acknowledges and agrees that during his/her employment, and for a period of twenty-four (24) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of the Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents.

(h)
Non-Solicitation of Sales Agents.  Grantee acknowledges and agrees that during his/her employment, and for a period of twenty-four (24) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of the Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twenty-four (24) months of Grantee’s employment with the Company.

(i)
Injunctive Relief.  Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company which could not be compensated in damages.  Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies the Company may have.  The existence of any claim or cause of action by Grantee against the Company, whether predicated on the Confidentiality Provisions or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Section 2.

3.    Non-Assignable by Grantee.  The parties acknowledge that the Confidentiality Provisions have been entered into due to, among other things, the special skills and knowledge of Grantee, and agree that the Confidentiality Provisions may not be assigned or transferred by Grantee.

4.    Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

If to the Company:    Acuity Brands, Inc.
Attention: Corporate Secretary
1170 Peachtree Street, NE, Suite 2300
Atlanta, Georgia 30309-7676

If to Grantee:        To his or her last known address on file with the Company.

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

5.    Provisions Severable.  If any provision or covenant, or any part thereof, contained in the Confidentiality Provisions is held by any court to be invalid, illegal, or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, in the Confidentiality Provisions, all of which shall remain in full force and effect.

Exhibit 10(iii)A(2)

Each and every provision, paragraph and subparagraph of Section 2 above is severable from the other provisions, paragraphs and subparagraphs and constitutes a separate and distinct covenant.

The restrictive covenants set forth in Section 2 of the Confidentiality Provisions represent the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement with respect thereto; provided, however, that the restrictive covenants described in this Exhibit C shall not supersede those set forth in either: (a) any Executive Severance Agreement applicable to Grantee, if any, (b) any Confidentiality, Inventions and Non-Solicitation Agreement to which Grantee is a party, if any, or (c) any restrictive covenants to which Grantee is a party under any employment agreement or offer letter, if any.  To the extent that any agreement applicable to Grantee include restrictive covenant provisions that conflict with the provisions contained in these Confidentiality Provisions, the provisions that are more restrictive on Grantee will control.

6.    Waiver.  Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of the Confidentiality Provisions shall not be deemed a waiver or relinquishment of any right granted in the Confidentiality Provisions or the future performance of any such term or condition or of any other term or condition of the Confidentiality Provisions, unless such waiver is contained in a writing signed by the party making the waiver.

7.    Amendments and Modifications.  The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions, pursuant to O.C.G.A. §§ 13-8-51(11); 53(d); or 54 in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

8.    Governing Law and Venue.  The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, United States of America, without regard to its conflict of law provisions. Any and all disputes relating to, concerning or arising from the Confidentiality Provisions, or relating to, concerning or arising from the relationship between the parties evidenced by the Confidentiality Provisions, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

9.    Legal Fees.  Each party shall pay its own legal fees and other expenses associated with any dispute under the Confidentiality Provisions or any Exhibit hereto.

10.    Tender Back Provision.  If, in the context of a lawsuit involving Grantee or any other person or entity arguing on Grantee’s behalf, any court determines that any provisions of Section 2 are void, invalid, illegal, or otherwise unenforceable, Grantee shall be required to immediately return to the Company 70% of all monies paid out under Paragraph 2 of the Restricted Stock Unit Agreement, or to return 70% of any unsold shares the Grantee still owns of such RSUs awarded under Paragraph 2 of the Restricted Stock Unit Agreement.  For purposes of this section, the amount to be paid back shall be determined by ascertaining the value and amount the share(s) sold at the time that the Grantee actually sold such share(s). You acknowledge and agree that this covenant does not constitute a penalty clause.

11.    Tolling Period.  If Grantee is found by a court to have violated any restriction in Section 2 of the Confidentiality Provisions, he/she agrees that the time period for such restriction shall be extended by one day for each day that he/she is found to have violated the restriction, up to a maximum of 18 months.

Exhibit 10(iii)A(2)

12.    Language. The parties acknowledge that they have requested and are satisfied that the Confidentiality Provisions and all related documents be in the English language.

Exhibit 10(iii)A(2)

SPECIAL TERMS AND CONDITIONS EXHIBIT TO THE CONFIDENTIALITY, INVENTIONS, NON-SOLICITATION AND NON-COMPETITION PROVISIONS FOR GRANTEES OUTSIDE THE U.S.

This Appendix includes additional country-specific terms and conditions that apply to Grantees in the countries listed below with respect to the Confidentiality, Inventions, Non-Solicitation and Non-Competition Provisions (the “Confidentiality Provisions”). This Appendix is part of the Confidentiality Provisions and contains terms and conditions material to the Grantee’s rights and obligations under the Confidentiality Provisions. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Confidentiality Provisions.

CANADA

The following provision replaces Section 1(b) of the Confidentiality Provisions:

“Trade Secrets” means technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

The following provision replaces Section 1(h) of the Confidentiality Provisions:

“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.

The following provision shall be added to Section 1(i) as sub-section (vi):

“or (vi) Any other act or omission, or a series of acts or omissions, of the Grantee which, pursuant to applicable law, constitutes a serious reason for termination of employment without notice, payment in lieu of notice or any indemnity whatsoever.”

The following provision replaces Section 2(d) of the Confidentiality Provisions:

Inventions. Grantee does hereby assign to the Company the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, and does hereby waive any and all other rights that are non-assignable, including common law rights, but not limited to moral rights in all Inventions or any non-economic rights, during his/her employment with the Company, including after the Date of Termination.  Grantee attests that he/she has disclosed (or promptly will disclose, if after the Date of Termination) to the Company all such Inventions.  Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for any such Invention and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.

The following provision replaces Section 7 of the Confidentiality Provisions:

Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator’s ability to modify the Confidentiality Provisions, as the case may be, in the event that either party initiates legal proceedings that

Exhibit 10(iii)A(2)

relate in any way to the Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

The following provision replaces Section 12 of the Confidentiality Provisions:

Language. The parties acknowledge that they have requested and are satisfied that the Confidentiality Provisions and all related documents be drawn up in the English language. Les parties aux présentes reconnaissent avoir requis que la présente entente et les documents qui y sont relatifs soient rédigés en anglais.

FRANCE

For the purpose of the provisions hereafter, the Company means the local entity in France by whom Grantee is employed.

The following provision replaces Section 1(b) of the Confidentiality Provisions:

“Trade Secrets” means technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

The following provision replaces Section 1(g) of the Confidentiality Provisions:

“Territory” means the location in which the non-competition restriction will apply, hereby defined as the region(s) in France in which the Grantee worked. Grantee acknowledges that the Company is licensed to do business in the Territory. Accordingly, Grantee agrees that these restrictions are reasonable and necessary to protect the Confidential Information, trade secrets, business relationships, and goodwill of the Company.

The following provision replaces Section 1(h) of the Confidentiality Provisions:

“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.

Section 1(i) of the Confidentiality Provisions is deleted.

Section 1(j) of the Confidentiality Provisions is deleted.

The following provision replaces Section 2(d) of the Confidentiality Provisions:

Inventions. Grantee will make full and prompt disclosure to the Company of all inventions, discoveries, designs, designations, developments, software, drawings, logos, sketches, models, articles, studies, reports, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Grantee (alone or jointly with others) or under his/her direction in the course of Grantee’s employment. Grantee acknowledges and agree that, to the fullest extent permitted by law, (i) all Developments shall automatically belong to, and shall be the sole property of the Company and that (ii) to the extent that any Development do not vest in the Company automatically, Grantee irrevocably hereby assign to the Company by way

Exhibit 10(iii)A(2)

of present assignment, all right, title, and interest Grantee may have or may acquire in and to all Developments anywhere in the world. In particular, in accordance with the provisions of article L. 113-9 of the Intellectual Property Code, Grantee acknowledge that the intellectual property rights to any software and their documentation developed by Grantee in the course of his/her employment contract belong as a matter of law to the Company. In accordance with the provisions of article L. 611-7 of the Intellectual Property Code, Grantee further acknowledges that the inventions made within the context of his/her employment providing for an “inventive mission” which corresponds to his/her actual duties, or, as part of studies or research which have been specifically entrusted to Grantee, belong to the Company as a right (“Inventions of Mission”).

In accordance with the provisions of article L. 611-7 of the Intellectual Property Code, which provide that the employee is entitled to receive an additional remuneration for the Inventions of Mission, Grantee agrees that such additional remuneration, if any, will be determined in the following manner: Grantee will be paid an additional remuneration only to the extent Grantee personally contributed to the inventive process which led to the perfection of the Invention of Mission. Such additional remuneration shall be determined by the Company, pursuant to local law, upon development of the Invention of Mission, upon patent filing of the Invention of Mission, and/or upon the granting of the patent on an Invention of Mission. In addition, after 5 years of exploitation of the Invention of Mission, the Company may decide to pay Grantee an additional award, which amount should be mutually agreed on between Grantee and the Company, by taking into consideration the economic and scientific interest of the invention of mission, the difficulties of development of the Invention of Mission, and Grantee’s personal contribution. Grantee further acknowledge that for all the other inventions created either (i) in the performance of Grantee’s duties, (ii) in the field of the Company’s activity, or (iii) by using knowledge or technologies or Company’s specific methods or information acquired by the Company, the Company may require that all rights to ownership and use of such inventions and the patents protecting such inventions be assigned to it. Grantee further undertake, in particular, to disclose to the Company any copyrightable works that he/she may create, either alone or with the assistance of a third party including notably (but without limitation) any drawings, logos, sketches, models, designs, articles, studies, reports and all documentation which are susceptible to be protected under copyright law (hereafter the “Copyrightable Works”).

Grantee hereby assigns to the Company, in consideration of a lump sum already included in his/her salary as provided in his/her employment contract the exploitation rights on the Copyrightable Works including (but without limitation) the rights of reproduction on any analogical or digital media, in any form and format (whether known at the execution date of the contract or discovered in the future), of communication to the public by any process (whether known at the execution date of my employment contract or discovered in the future), of distribution, rental, loan and sale, of filing any trademark, design or model applications on whole or any part of the Copyrightable Works with the relevant authorities around the world, and of adaptation, translation and modification of the Copyrightable Works for any commercial or advertising purpose whether public or private. Media and processes shall include without limitation, any means of communication, direct or indirect, spatial or terrestrial, by satellite, cable, or over the air and any wired or wireless network including the Internet. The assignment occurs as soon as the Copyrightable Works are created and is valid for the entire world for the duration of the copyright, including any legal prorogation for whatever reason. Grantee hereby assigns and transfer to the Company all results from the use of Proprietary Information, premises or personal property (“Company Related Developments”). Grantee further undertake to execute all documents and take all additional actions as may be requested by the Company to give full and proper effect to the present assignment, whether during or after the term of his/her employment, and particularly to enter into a specific assignment agreement for each work, as soon as such work is created. To preclude any possible uncertainty, Grantee has set forth on Exhibit attached hereto a complete list of Developments that he/she has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of his/her employment with the Company that he/she wishes to have excluded from the scope of this Agreement (“Prior Inventions”). Grantee has also listed this Exhibit all patents and patent applications in which he/she is named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, Grantee represents that there are no Prior Inventions or Other Patent Rights. If, in the course of Grantee’s employment with the Company, he/she incorporates a Prior Invention into a Company product, process or machine or other work done for the Company, Grantee hereby grant to the Company a nonexclusive, royalty-free, paid-up, worldwide license (with the full right to sublicense) for the duration of the

Exhibit 10(iii)A(2)

rights to make, have made, modify, use, reproduce, sell, offer for sale, publicly display and perform, import and otherwise fully exercise and exploit such Prior Invention. Notwithstanding the foregoing, Grantee will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent. Grantee will not incorporate into any Company product or otherwise deliver to the Company any open source software except as allowed pursuant to the Company’s open source software policy, which is available on the Company’s intranet.

Section 2(e) is re-titled as “Non-Competition and Non-Solicitation of Customers and Sales Agents.”

The following Section 2(e) replaces Section 2(e), Section 2(f), and Section 2(h) of the Confidentiality Provisions:

(i)
Grantee acknowledges and agrees that during his/her employment, and for six (6) months as from the date of Grantee’s actual departure from the Company, he/she has not and will not, directly or indirectly, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory.

(ii)
Grantee also acknowledges and agrees that during his/her employment, and for six (6) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Paragraph 1(c) above) with whom he/she had Material Contact (as defined in 1(g) above) for the purpose of providing goods and/or services competitive with the Company’s Business.

(iii)
Grantee further acknowledges and agrees that during his/her employment, and for a period of six (6) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of the Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twenty-four (24) months of Grantee’s employment with the Company.

(iv)
In the event Grantee’s employment is terminated, for any reason whatsoever, during this post-employment period of non-competition, under the condition that Grantee complies with this non-competition obligation, Grantee will receive a monthly gross indemnity as determined by the Company pursuant to local law, to be no less than thirty three percent (33%) of his/her average gross monthly salary received over the last 12 months prior to termination of employment, it being understood that this indemnity will be subject to social security contributions.

(v)
It is agreed that, in any case, the Company shall be entitled, at the time of termination of the employment agreement, either to reduce the scope or the duration of the period of application of the non-competition and non-solicitation covenant, or to waive the latter, provided however that it informs Grantee thereof by registered letter with return receipt requested no later than within eight (3) days following the notification of the termination of the employment agreement and no later than Grantee’s last day of effective work.

(vi)
If Grantee breaches the post-employment non-competition obligation, the Company will no longer be required to pay the gross monthly indemnity and Grantee will be required to reimburse the Company for any amount that he/she may have been granted in this respect.

(vii)
Given the extreme sensitiveness of the know-how and technical and commercial information to which Grantee has access in the framework of his/her functions and the extremely competitive and sensitive nature of the Company’s activities, the parties expressly agree on the necessity of the non-competition and non-solicitation obligation in order to protect the Company’s legitimate interests. Moreover, Grantee acknowledges that, in light of his/her training, the provision does not hinder his/her capacity to find new employment.

Exhibit 10(iii)A(2)

Section 2(f) of the Confidentiality Provisions is deleted.

Section 2(h) of the Confidentiality Provisions is deleted.

The following provision replaces Section 4 of the Confidentiality Provisions:

Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:

If the Company:     To the principal place of business of Company in France.

If to Grantee:         To his or her last known address on file with the Company.

The following provision replaces Section 7 of the Confidentiality Provisions:

Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by Grantee and the Company, which makes specific reference to the Confidentiality Provisions provided however that the covenant of Section 2(e) can be waived unilaterally by the Company under the conditions specified therein. However, this Section does not affect a court of competent jurisdiction or arbitrator’s ability to modify the Confidentiality Provisions, as the case may be, in the event that either party initiates legal proceedings that relate in any way to the Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

The following provision replaces Section 8 of the Confidentiality Provisions:

Governing Law and Venue.  The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of France.

The following provision replaces Section 12 of the Confidentiality Provisions:

Language. The parties acknowledge that they have requested and are satisfied that the Confidentiality Provisions and all related documents be drawn up in the French language, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.

MEXICO

The following provision replaces Section 1(b) of the Confidentiality Provisions:

“Trade Secrets” has the meaning set forth under Article 84 of the Mexican Industrial Property Law.

The following provision replaces Section 1(d) of the Confidentiality Provisions:

“Company” means Acuity Brands, Inc., along with its Subsidiaries or other Affiliates, including but not limited to Acuity Brands Lighting de Mexico S de RL de CV, and Castlight de Mexico SA de CV, with the understanding that the sole and exclusive employer of the Grantee is the Mexican legal entity by whom he/she is employed.

The following provision replaces Section 1(h) of the Confidentiality Provisions:

“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by

Exhibit 10(iii)A(2)

the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two (2) years prior to the date of the Date of Termination.

Section 1(i) (“Termination for Cause” or “Terminated for Cause”) of the Confidentiality Provisions is hereby deleted.

The following provision shall be added to Section 2(b), at the end of first paragraph:

“Furthermore, Grantee expressly agrees and acknowledges that all Confidential Information and Trade Secrets, constitutes (i) an industrial secret under the Mexican Industrial Property Law and (ii) an industrial and trade secret under Articles 210 and 211 of the Penal Code for the Federal District of Mexico.”

The following provision shall be added to Section 2(b), at the end of the second paragraph:

“Grantee agrees to keep the Company free and clear from any claim or lawsuit that may be brought up against it by Grantee’s former employers or third parties for alleged or actual breach of confidentiality or trade secrets information obligations undertaken by Grantee during the course of his/her employment with former employers or during the course of former relationships with third parties. Likewise, Grantee will be responsible for paying any damages that he/she may cause to the Company due the breach of such confidentiality or trade secrets information obligations assumed with former employers and/or with third parties.”

The following provision shall be added to Section 2(d) of the Confidentiality Provisions:

“The Grantee acknowledges that any Invention he/she may conceive or reduce to practice during his/her employment with the Company and that relate to the Company’s current or future business are and shall be the Company’s sole and exclusive property and that the Grantee shall not have any patrimonial or other ownership rights in the work developed, expressly agreeing that he/she will not be entitled to the payment of royalties or any other right derived from such work, as they are already included in Grantee’s compensation referred to in his/her employment contract with the Company. In addition, the Grantee expressly authorizes the modification, adaptation, transport, translation, representation, exhibition and any use, total or partial, of the developed work, with the sole exception of his/her non-economic or moral rights. The Grantee will take all necessary steps to assign any property right to the Company at the Company’s expense, but without further compensation to the Grantee.”

The following provision replaces Section 2(e) of the Confidentiality Provisions:

Non-Competition. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not, directly or indirectly, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business.

The following provision replaced Section 2(i) of the Confidentiality Provisions:

Injunctive Relief. Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company which could not be compensated in damages.  Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies the Company may have.  The existence of any claim or cause of action by Grantee against the Company, whether predicated on the Confidentiality Provisions or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Section 2.

Exhibit 10(iii)A(2)

The Grantee accepts that if he/she breaches any of the obligations set out in Sections 2(a), (b), (c), (d) related to the disclosure of Confidential Information, he/she shall be liable under applicable laws, including criminal liability referred to in Article 223(IV), (V), and (VI) of the Industrial Property Law.

The breach of any of the obligations assumed by virtue of Section 2(e), (f), (g), and (h), during the term of the employment relationship between the parties, will be considered disobedience to work, and therefore, a cause for termination of the employment relationship of Grantee, without any liability for the Company, whatsoever. Both parties agree that if the Grantee breaches any of the obligations, terms or conditions set out in Section 2 (e), (f), (g), and (h), after the termination of his/her employment relationship with the Company, the Grantee:

(a)
will have no right to the Payment referred in Section 2(j) of Exhibit C, as modified by these special provisions, and must then repay to the Company the total amount of the payments made in accordance with Section 2(j)(ii) after the termination of the employment relationship between the parties, if such breach occurs or is discovered after any Payments (as defined below) have been made.

(b)
In addition, he/she must pay to the Company liquidated damages equivalent to fifty percent (50%) of the gross amount paid to Grantee in consideration for the non-competition clause herein. The payment of liquidated dames shall be in addition to any other legal remedies that might be available to the Company, including moral damages, and nothing in this Section shall operate so as to prevent or limit the Company from seeking any other relief, including equitable or injunctive relief.

The following provisions are added as Section 2(j) to the Confidentiality Provisions:

Consideration for Non-Competition and Non-Solicitation Obligations.

(i)    During the effective term of the employment relationship between the Company and the Grantee, the latter will not be entitled to any additional remuneration for the obligations assumed herein, but the payment of the monthly gross base salary and benefits, as agreed upon in the individual employment agreement executed between the Company and Grantee, since the obligations assumed herein represent orders given by the Company, as the employer, and are part of the obligations related to the work for which the Grantee is hired.

(ii)    As fair and equal consideration for the execution of the obligations assumed under Sections 2(e), (f), (g), and (h) of this Exhibit C, upon termination of the labor relationship between the Company and the Grantee, the latter hereby accepts that the Company will pay him/her a gross amount equal to fifty percent (50%) of his/her last annual gross base salary as of the termination date of his/her employment relationship with the Company (without considering other labor benefits paid, whether in paid in cash or in kind, such as a Christmas bonus, vacation premium, and without considering any compensation derived from the 2012 Omnibus Stock Incentive Compensation Plan) (hereinafter the “Payment”), subject to the corresponding applicable tax withholdings. Such payment, will be paid by the Company to the Grantee proportionally in monthly installments, according to the dates established by the Company.

(iii)    This Payment shall be considered as full consideration in exchange for the strict compliance with the future obligations that the Grantee assumes upon termination of his/her employment relationship with the Company, pursuant to the terms of these Confidentiality Provisions. Both parties agree that the Company shall determine whether the Grantee has fully complied with the Confidentiality Provision at its sole reasonable discretion. The Grantee expressly acknowledges that the Payment of the consideration after the term of the employment relationship, referred in this Section, is independent from the employment relationship he/she has with the Company, and that the payments made after the term of the employment relationship between the Company and the Grantee will not imply in any manner whatsoever, the continuation of such employment relationship or the beginning of a new labor relationship between the Company and the Grantee.

The following provision replaces Section 7 of the Confidentiality Provisions:

Exhibit 10(iii)A(2)

Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions as applicable under local law in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

Both parties expressly acknowledge and agree that the Company reserves the right, at its sole discretion, to reduce or waive the enforcement of the restricted period, as referred to in Section 2 above, and the Company may relieve at any time the Grantee from his/her obligations under this Agreement. If the Company, at its sole discretion, decides to waive or reduce the restricted period of the obligations assumed in Section 2(e), (f), (g), and (h), for any reason, it will inform the Grantee in writing, with the understanding that the Company will not be responsible to pay or make further payments of any compensation, as set forth in Section 2(j)(ii), for the entire restricted period or the remaining restricted period, as applicable, at the time the Company waives enforcement. If the Company waives the entire enforcement of the restrictive period established after the term of the labor relationship, no compensation will be paid to the Grantee under this Agreement, and Grantee acknowledges that the Company will not be liable as a consequence of such non-payment.”

The following provision replaces Section 8 of the Confidentiality Provisions:

Governing Law and Venue.  The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of United Mexican States, without regard to conflicts of law. Any and all disputes relating to, concerning or arising from the Confidentiality Provisions, or relating to, concerning or arising from the relationship between the parties evidenced by the Confidentiality Provisions, shall be brought and heard exclusively in competent courts of Mexico City, expressly waiving any other jurisdiction that may correspond to them by reason of their present or future domiciles or for any other cause.

NETHERLANDS

The following provision replaces Section 1(b) of the Confidentiality Provisions:

“Trade Secrets” has the meaning set forth under applicable local law.

The following provision replaces Section 1(h) of the Confidentiality Provisions:

“Material Contact” shall include contacts between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.

The following provision replaces Section 1(i) of the Confidentiality Provisions:

“Termination for Cause” or “Terminated for Cause” shall entail any reasonable grounds the Company may have within the meaning of article 7:669 paragraph 3 subsection (d), (e), (g) of the Dutch Civil Code and article 7:678 of the Dutch Civil Code. Examples of this involuntary termination of Grantee by the Company are the following reasons:

i.	If termination shall have been the result of an act or acts by Grantee which constitute an indictable offense, a felony or any crime involving dishonesty, theft, fraud or moral turpitude;

ii.	If termination shall have been the result of an act or acts by Grantee which are determined, in the good faith judgment of the Company, to be in violation of written policies of the Company;

Exhibit 10(iii)A(2)

iii.
If termination shall have been the result of an act or acts of dishonesty by Grantee resulting or intended to result directly or indirectly in gain or personal enrichment to Grantee at the expense of the Company;

iv.
Upon the willful and continued failure by Grantee to substantially perform the duties assigned to Grantee (other than any such failure resulting from incapacity due to mental or physical illness constituting a Disability), after a demand in writing for substantial performance of such duties is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Grantee has not substantially performed his or her duties; or

v.	If termination shall have been the result of the unauthorized disclosure by Grantee of the Company’s Confidential Information or violation of any other provision of the Confidentiality Provisions.

The following provision replaces Section 2(e) of the Confidentiality Provisions:

References to “Confidential Severance Agreement and Release” will be replaced by “settlement agreement”.

The following provision replaces Section 2(i) of the Confidentiality Provisions:

Injunctive Relief. Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief, instead of any other rights or remedies the Company may have.

The following provision replaces Section 5 of the Confidentiality Provisions:

Provisions Severable.  If any provision or covenant, or any part thereof, contained in the Confidentiality Provisions is held by any court to be invalid, illegal, or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, in the Confidentiality Provisions, all of which shall remain in full force and effect.  Each and every provision, paragraph and subparagraph of Section 2 above is severable from the other provisions, paragraphs and subparagraphs and constitutes a separate and distinct covenant.

The restrictive covenants set forth in Section 2 of the Confidentiality Provisions represent the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement with respect thereto; provided, however, that the restrictive covenants described in this Exhibit C shall not supersede those set forth in either: (a) any Executive Severance Agreement applicable to Grantee, if any, (b) any Confidentiality, Inventions and Non-Solicitation Agreement to which Grantee is a party, if any, or (c) any restrictive covenants to which Grantee is a party under any employment agreement or offer letter, if any.

The following provision replaces Section 7 of the Confidentiality Provisions:

Amendments and Modifications.  The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions, in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

The following provision replaces Section 8 of the Confidentiality Provisions:

Exhibit 10(iii)A(2)

Governing Law and Venue.  The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with applicable local law.

SPAIN

The following provision replaces Section 1(a)(ii) of the Confidentiality Provisions:

Confidential Information shall not include:

(A) Information generally available to the public;

(B) Information obtained by independent discovery or creation;

(C) Information obtained by observation, study, disassembly or testing of a product or object that has been made available to the public or that is lawfully in the possession of the acquirer of the information who is free from any legally valid duty to limit the acquisition of the trade secret;

(D) Information disclosed pursuant to law, regulations or pursuant to a court order or legal process; and/or

(E) trivial information; and/or

(F) the experience and skills gained by employees in the normal course of their employment.

The following provision replaces Section 1(b) of the Confidentiality Provisions:

“Trade Secrets” means information which meets all of the following requirements:

(a) it is secret in the sense that it is not, as a body or in the precise configuration and assembly of its components, generally known among or readily accessible to persons within the circles that normally deal with the kind of information in question;

(b) it has commercial value because it is secret; and

(c) it has been subject to reasonable steps under the circumstances, by the person lawfully in control of the information, to keep it secret.

The following provision replaces Section 1(h) of the Confidentiality Provisions:

“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two (2) years prior to the date of the Date of Termination.

The following provision replaces Section 1(j) of the Confidentiality Provisions:

“Inventions” and “Works”  The term “Invention” means contributions, developments, improvements and works of authorship, whether or not patentable or copyrightable, and: (i) which relate directly to the business of the Company, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time.  The term “Works” means all documents, programs, software, creative works and other expressions and information, in whole or in part, by Grantee during the period of and relating to his/her employment with the Company, whether copyrightable or otherwise protectable, other than Inventions.

Exhibit 10(iii)A(2)

The following provision replaces Section 2(b) of the Confidentiality Provisions:

Trade Secrets and Confidential Information. Grantee agrees that he/she shall protect the Company’s Trade Secrets (as defined in Section 1(b) above) and Confidential Information (as defined in Section 1(a) above) and shall not disclose to any person or entity, or otherwise use or disseminate, except in connection with the performance of his/her duties for the Company, any Trade Secrets or Confidential Information. However, Grantee may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Grantee will promptly notify the Company of such order or subpoena to provide it an opportunity to protect its interests. Grantee’s obligations under this Section 2(b) have applied throughout his/her active employment, shall continue after the Date of Termination during a period of ten (10) years, and shall survive any expiration or termination of the Confidentiality Provisions, so long as the information or material remains Confidential Information or a Trade Secret, as applicable.

Grantee further confirms that during his/her employment with the Company, including after the Date of Termination, he/she has not and will not offer, disclose or use on Grantee’s own behalf or on behalf of the Company, any information Grantee received prior to employment by the Company which was supplied to Grantee confidentially or which Grantee should reasonably know to be confidential.

Nothing in this section prohibits Grantee from reporting possible violations of law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of law or regulation. Grantee does not need the prior authorization of the Company to make any such reports or disclosures, and Grantee is not required to notify the Company that Grantee has made such reports or disclosures.

The following provision replaces Section 2(d) of the Confidentiality Provisions:

Inventions.  Grantee does hereby assign to the Company, on an exclusive basis, the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, during his or her employment with the Company, including after the Date of Termination. In the event that Grantee develops Inventions referred to above, Grantee must immediately inform the Company in writing, supplying all the information Grantee has at his/her disposal and within a maximum period of one month. In this regard, Grantee attests that he/she has disclosed (or promptly will disclose, if after the Date of Termination) to the Company all such Inventions. This information includes any data and reports that may be relevant for the Company to assess his/her Invention and to exercise the rights that correspond to it.

To the extent that the full legal title to any Inventions shall fail to automatically belong to the Company by virtue of the applicable law, Grantee hereby assigns to the Company all rights to such Inventions without Grantee being entitled to any additional kind of consideration, as such reward is considered to have been satisfied by the remuneration agreed to this Agreement. The assignment of rights shall be exclusive, worldwide, irrevocable and for the entire duration of the rights. In relation to author’s and related rights, the assignment includes all economic exploitation rights (including the rights to reproduce, distribute, communicate to the public, make available to the public and transform). The Grantee acknowledges that, to the extent permitted by law, the Company will be considered the author of any computer program he/she creates within the scope of his/her employment. Grantee authorizes the Company to exploit these rights in the way and manner the Company considers convenient, using any method of exploitation, directly and indirectly, and in any activity sector. The Grantee authorizes the Company to sublicense and assign these rights to any third party.

The Grantee acknowledges and agrees that if Grantee makes an Invention (different to such that may arise from the performance of functions relating to his/her position and in the context of its employment relationship with the Company, related to his/her professional activity and the knowledge gained from the Company had a decisive influence on this Invention, or Grantee has used means provided by the Company (such as equipment, supplies and facilities), the Company will have the right to claim ownership of the Invention or to reserve a right to its use within three (3) months from the date the Grantee notifies the Company of it. In these cases, the Grantee acknowledges

Exhibit 10(iii)A(2)

that he/she may have the right to additional remuneration to be agreed with the Company, the amount of which will depend on the industrial and commercial relevance of the Invention, the value of the means and knowledge provided by the Company and the Grantee’s own contributions.

Regarding any Invention that does not result from any work the Grantee has performed for the Company, where he/she has not used any means of knowledge provided by or gained from the Company, and that results in any product, service or development with potential commercial application, the Grantee will also inform the Company of this Invention, and the Company shall be given the right of first refusal to obtain exclusive rights to the Invention.

Excluded Inventions and Licenses. The Grantee has attached a list describing all Inventions belonging to him/her and made by him/her prior to Grantee’s employment with the Company that Grantee wishes to have excluded from this Agreement. If no such list is attached, Grantee represents that there are no such Inventions. As to any Invention in which Grantee has an interest at any time prior to or during his/her employment (including any and all Inventions that he/she may have listed), if he/she uses or incorporates such an Invention in any released or unreleased Company’s product, service, program, process, machine, development or work in progress, or if he/she permits, by act or inaction, the Company to use or incorporate such an Invention, the Company is hereby granted and shall have an irrevocable, for the entire duration of the rights, perpetual, royalty-free, worldwide license to exercise any and all rights with respect to such Invention, including without limitation the right to protect, make, have made, use and sell that Invention without restriction and the right to sublicense those rights to others. This license shall be exclusive, subject to any pre-existing, non-exclusive licenses or other pre-existing rights not subject to the Grantee’s control.

The Grantee agrees to execute, acknowledge, verify and deliver to the Company, or cause the same to be accomplished, any and all further documents (including without limitation patent applications, certificates of authorship, and other instruments appropriate for the protection, maintenance and enforcement of intellectual and industrial property rights throughout the world, as well as their defense in relation to infringement by a third-party and the formalization of the exclusive and universal transfer of the rights in favor of the Company, its successors, assignees or other such persons as the Company may designate), that the Company may reasonably deem necessary or appropriate to carry out, evidence or effectuate the purposes or intent of this Agreement. The Grantee’s obligations under this paragraph will apply both during and indefinitely after the term of employment, until the date of the expiration of all the rights. In furtherance of this Agreement, the Grantee will testify at Company’s request and expense in any legal proceeding arising during or after his or her employment.

The following provision is added as Section 2(j) of the Agreement:

Consideration for the Non-Solicitation and Non-Competition Restrictions. The parties agree that, as consideration for the non-solicitation and non-competition restrictions set forth in this Exhibit C, the Grantee shall receive a total compensation which, if projected throughout the restrictive period (i.e., the period lapsing between the Date of Termination and the end of the restriction), would equal fifty percent (50%) of the fixed salary that the Grantee would have received if he/she was employed during that period. This compensation shall be paid in the form of the RSU award pursuant to this Restricted Stock Unit Agreement and/or any termination severance paid above the minimum statutory requirements (if any). The parties also agree that if the value of the compensation paid in this form throughout the employment relationship does not reach the percentage agreed, the Company would pay the Grantee the necessary additional compensation to ensure that the total compensation received by the Grantee reaches the percentage agreed.

The following provision replaces Section 3 of the Confidentiality Provisions:

Contract Non-Assignable by Grantee.  The parties acknowledge that the Confidentiality Provisions have been entered into due to, among other things, the special position Grantee within the Company, and agree that the Confidentiality Provisions may not be assigned or transferred by Grantee.

The following provision replaces Section 7 of the Confidentiality Provisions:

Exhibit 10(iii)A(2)

Amendments and Modifications.  The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions, in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

The following provision replaces Section 8 of the Confidentiality Provisions:

Governing Law and Venue.  The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of Spain.

UNITED KINGDOM

The following provision replaces Section 1(b) of the Confidentiality Provisions:

“Trade Secrets” means information which meets all of the following requirements:

(a) it is secret in the sense that it is not, as a body or in the precise configuration and assembly of its components, generally known among or readily accessible to persons within the circles that normally deal with the kind of information in question;

(b) it has commercial value because it is secret; and

(c) it has been subject to reasonable steps under the circumstances, by the person lawfully in control of the information, to keep it secret.

The following provision replaces Section 1(c) of the Confidentiality Provisions:

“Customers” means those entities and/or individuals which, within the twelve month period preceding the Date of Termination (as that term is defined in Restricted Stock Unit Agreement): (i) Grantee had material contact on behalf of the Company; (ii) about whom Grantee acquired, directly or indirectly, Confidential Information or Trade Secrets as a result of his/her employment with the Company; and/or (iii) Grantee exercised oversight or responsibility of subordinates who engaged in Material Contact on behalf of the Company.  Additionally, “Customers” references only those entities and/or individuals with whom the Company currently has a business relationship, or with whom it expended resources to have or resume the same during the twelve-month period referenced herein.

The following provision replaces Section 1(h) of the Confidentiality Provisions:

“Material Contact” means material contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.

Section 1(i) (“Termination for Cause” or “Terminated for Cause”) of the Confidentiality Provisions is hereby deleted.

The following provision replaces Section 1(j) of the Confidentiality Provisions:

“Inventions” and “Intellectual Property”  The term “Invention” means contributions, discoveries, improvements, ideas, designs, designations, developments, methods, modifications, improvements, processes,

Exhibit 10(iii)A(2)

algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works, written text, software, code, and other works of authorship, whether or not patentable or copyrightable, whether or not recorded in any medium and: (i) which relate directly to the business of the Company, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time.  The term “Intellectual Property” means all patents, rights in inventions, supplementary protection certificates, utility models, rights in designs, trademarks, service marks, trade and business names, logos, get up and trade dress and all associated goodwill, rights to sue for passing off and/or for unfair competition, copyright, moral rights and related rights, rights in computer software, rights in databases, topography rights, domain names, rights in information (including know-how and trade secrets) and the right to use, and protect the confidentiality of, confidential information, image rights, rights of personality, and all other similar or equivalent rights subsisting now or in the future in any part of the world, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, and rights to claim priority from, such rights for their full term and the right to sue for damages for past and current infringement in respect of any of the same.

The following provision replaces Section 2(d) of the Confidentiality Provisions:

Inventions.  Grantee does hereby assign and transfer to the Company and its successors and assigns the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, during his/her employment with the Company, including after the Date of Termination. To the extent that any Intellectual Property which is or was created or conceived, either solely or jointly with others, during his/her employment with the Company does not vest in the Company automatically and/or pending any assignment of such Intellectual Property, Grantee shall hold such Intellectual Property on trust for the Company. Grantee hereby irrevocably and unconditionally waives all claims to any moral rights or other special rights which it may have or accrue in any Inventions or Intellectual Property. Grantee attests that he/she has disclosed (or promptly will disclose, if after the Date of Termination) to the Company all Inventions. Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for any such Invention or Intellectual Property right and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.”

The following provision replaces Section 2(e) of the Confidentiality Provisions:

Non-Competition. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not, directly or indirectly, in competition with the Company, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business.

The following provision replaces Section 2(f) of the Confidentiality Provisions:

Non-Solicitation of Customers. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Paragraph 1(c) above) with whom he/she had Material Contact (as defined above) for the purpose of providing goods and/or services competitive with the Company’s Business with which Grantee was materially concerned in the period of twelve (12) months prior to the Date of Termination.

The following provision replaces Section 2(g) of the Confidentiality Provisions:

Non-Solicitation of Employees and Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of the Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents with whom Grantee has material contact or managed in a direct line management

Exhibit 10(iii)A(2)

capacity in the period of twelve (12) months prior to the Date of Termination or who had Material Contact with Customers in performing his/her duties of employment with the Company.

The following provision replaces Section 2(h) of the Confidentiality Provisions:

Non-Solicitation of Sales Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of the Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business with which Grantee was materially concerned in the period of twelve (12) months prior to the Date of Termination. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twelve (12) months of Grantee’s employment with the Company and with whom Grantee had material contact or responsibility in his capacity as an employee of the Company during that period.

The following provision replaces Section 7 of the Confidentiality Provisions:

Amendments and Modifications.  The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.

The following provision replaces Section 8 of the Confidentiality Provisions:

Governing Law and Venue.  The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of England and Wales. Any and all disputes relating to, concerning or arising from the Confidentiality Provisions, or relating to, concerning or arising from the relationship between the parties evidenced by the Confidentiality Provisions, shall be brought and heard exclusively in the Courts of England and Wales. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

The following provisions are deleted in their entirety: Sections 10 (“Tender Back Provision”) and Section 11 (“Tolling Period”).

A following new Section 13 is inserted as follows:

Subsidiaries. The provisions of Sections 2(e) through Section 2(h) shall only apply in respect of those subsidiaries to whom Grantee provided his services, for whom he was responsible or with whom he was otherwise materially concerned in the period of twelve (12) months prior to the Date of Termination. The obligations under those provisions shall, with respect to each subsidiary, constitute a distinct and separate covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favor of any other Company. In relation to each subsidiary referred to in this Section 13, the Company contracts as trustee and agent for the benefit of each such subsidiary.

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